Exhibit 99.2

PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Presented below is the unaudited proforma condensed consolidated financial data of Lakeland Industries, Inc. (the “Company”) and its operating subsidiaries as of and for the periods indicated. The unaudited proforma condensed consolidated statement of income for the fiscal year ended January 31, 2015 was derived from the audited statements contained in the Annual Report on Form 10-K for the period presented, and the unaudited proforma condensed consolidated statement of income for the three months ended April 30, 2015 was derived from the unaudited Statement of Income presented in the Quarterly Report on Form 10-Q for such period. The unaudited proforma condensed consolidated Balance Sheet as of April 30, 2015 was derived from the unaudited Balance Sheet presented in the quarterly report on form 10-Q for such period.

The transaction being presented is the conditional closing (subject to the acceptance of the shares transferred on the commercial registry by the Brazilian government) on July 31, 2015 of the sale of its wholly-owned subsidiary, Lake Brasil Industria E Comercio de Roupas E Equipamentos de Protecao Individual Ltda (“Lakeland Brazil”), to Zap Comércio de Brindes Corporativos Ltda (“Transferee”), a company owned by an existing Lakeland Brazil manager. This sale is pursuant to a Shares Transfer Agreement (the “Shares Transfer Agreement”) entered into on June 19, 2015, as previously disclosed by the Company. For more complete details of the transaction, reference is made to the Shares Transfer Agreement, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2015.

The unaudited proforma condensed consolidated statements of income show the effect of the sale as if it happened on the first day of the period being presented; the unaudited proforma condensed consolidated balance sheet shows the effect of the sale as if it happened on April, 30, 2015 and they are presented for illustrative purposes only.

LAKELAND INDUSTRIES, INC. and SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
April 30, 2015
($000's)

ASSETS
Current assets	As Reported at April 30, 2015 (1)	Remove Brazil Discontinued Ops (2)	Accrue Cost to Dispose (3)	Reclass other Comprehensive income to P&L (4)	Write Off InterCo AR from Brazil (5)	Reverse Writeoff of Partial InterCo (Real Estate) (6)	Assets Held for Sale net Deferred Gain (7)	Accrue Tax Effect of additional costs to dispose (8)	Buyout of Arbitration Award (9)	Tax Effect on Extinguishment of Debt (10)	Proforma Balance Sheet
Cash and cash equivalents	$8,721	-	-	-	-	-	-	-	-	-	8,721
Accounts receivable, net of allowance for doubtful accounts of $538 at April 30, 2015	14,769	-	-	-	-	-	-	-	-	-	14,769
Inventories, net of reserves of approximately $2,460 at April 30, 2015	39,495	-	-	-	-	-	-	-	-	-	39,495
Deferred income taxes	1,015	-	-	-	-	-	-	896	-	(81)	1,830
Assets of discontinued operations in Brazil	6,447	(6,447)	-	-	-	-	-	-	-	-	-
Assets held for sale (Brazil real estate)	-	-	-	-	-	-	882	-	-	-	882
Prepaid VAT tax	1,216	-	-	-	-	-	-	-	-	-	1,216
Other current assets	3,184	-	-	-	-	-	-	-	-	-	3,184
Total Current Assets	74,847	(6,447)	-	-	-	-	882	896	-	(81)	70,097
Property and equipment, net	10,311	-	-	-	-	-	-	-	-	-	10,311
Deferred income tax, noncurrent	13,101	-	-	-	-	-	-	-	-	-	13,101
Prepaid VAT and other taxes	173	-	-	-	-	-	-	-	-	-	173
Security deposits	86	-	-	-	-	-	-	-	-	-	86
Intangibles, prepaid bank fees and other assets, net	141	-	-	-	-	-	-	-	-	-	141
Goodwill	871	-	-	-	-	-	-	-	-	-	871
Total assets	$99,530	$(6,447)	$0	$0	$0	$0	$882	$896	$0	$(81)	$94,780

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$8,512	$-	$-	$-	$-	$-	$-	$-	$-	$-	$8,512
Accrued compensation and benefits	854	-	-	-	-	-	-	-	-	-	854
Other accrued expenses	1,798	-	300	-	-	-	-	-	-	-	2,098
Liabilities of discontinued operation in Brazil	6,692	(9,814)	2,155	-	3,122	(337)	-	-	-	-	1,818
Current maturity of long-term debt	50	-	-	-	-	-	-	-	-	-	50
Current maturity of accrued arbitration award	1,000	-	-	-	-	-	-	-	(1,000)	-	-
Short-term borrowing	3,446	-	-	-	-	-	-	-	-	-	3,446
Borrowing under revolving credit facility	8,666	-	-	-	-	-	-	-	3,413	-	12,079
Total current liabilities	31,018	(9,814)	2,455	-	3,122	(337)	-	-	2,413	-	28,857
Accrued arbitration award, less current portion	2,637	-	-	-	-	-	-	-	(2,637)	-	-
Long-term portion of Canada loan	830	-	-	-	-	-	-	-	-	-	830
VAT taxes payable long-term	130	-	-	-	-	-	-	-	-	-	130
Total liabilities	34,615	(9,814)	2,455	-	3,122	(337)	-	-	(224)	-	29,817
Stockholder's equity
Preferred stock, $.01 par; authorized 1,500,0000 shares (none issued)	-	-	-	-	-	-	-	-	-	-	-
Common stock, $.01 par; authorized 10,000,000 shares, issued 7,428,220; outstanding 7,071,779 at April 30, 2015	74	-	-	-	-	-	-	-	-	-	74
Treasury stock, at cost; 356,441 shares at April 30, 2015	(3,352)	-	-	-	-	-	-	-	-	-	(3,352)
Additional paid-in capital	64,680	(24,162)	-	-	-	-	-	-	-	-	40,518
Retained earnings	5,883	26,243	(2,455)	-	(3,122)	337	882	896	224	(81)	28,807
Accumulated other comprehensive loss	(2,370)	1,286	-	-	-	-	-	-	-	-	(1,084)
	64,915	3,367	(2,455)	-	(3,122)	337	882	896	224	(81)	64,963
	$99,530	(6,447)	$0	$0	$0	$0	$882	$896	$0	$(81)	$94,780

Notes:

1	As reported in the quarterly report on Form 10Q as of April 30, 2015.
2	To remove the Brazil assets and liabilities per the Brazil balance sheet as of April 30, 2015.
3	Estimated amounts the Company is contractually obligated to pay the buyer plus estimated professional and other fees to dispose.
4	Other Comprehensive Income on the books of the Brazilian subsidiary as reclassified to P&L.
5	To write off the receivables from Brazil held by Lakeland and its subsidiaries which will not be collected.
6	To reflect a portion of the intercompany accounts which will be collected via sale of Brazil real estate.
7	To reflect the Brazil real estate which has been sold to the US parent company in exchange for satisfaction of several intercompany accounts.
8	To accrue tax benefits for additional costs to dispose which were not accrued and not included in the $9.5 million tax benefit for the worthless stock deduction to be claimed on the company's FY 15 US tax returns.
9	To reflect the Settlement Agreement reached on June 18, 2015 with two former officers of Lakeland Brazil.
10	To reflect the tax impact of #9 above.
11	There are contingent "bonus payments" of $150,000 after 12 months and $100,000 after 24 months from the closing date to be paid if the buyer has not declared bankruptcy or reorganization. Such payments have not been reflected herein due to the contingent nature of these payments.
12	Included in the "as reported" for FY 15 and Q1 FY 16 was a US tax benefit of $9.5 million resulting from the worthless stock deduction to be claimed on the Company's FY 15 US tax return. This has not been reflected in the discontinued operations since it is a USA tax benefit and was derived from the fact that the Brazil operations were deemed to be worthless during FY 15 and not as a result of the sale. Further, this tax benefit was included in the historic financial statements for FY 15.

PRO FORMA CONDENSED STATEMENT OF INCOME (to reflect sale of Brazil ) (unaudited)
FY 15 ($ 000) (except for share and per share data)

	as reported (1)(5)	Brazil as reported	as restated for discontinued operations	to reflect loss on sale (3)	gain on extinguishment of arbitration award debt (4)	pro forma interest on arbitration buyout (2)	Pro forma statement of Income (1)(5)
Net Sales from Continuing Operations	$99,733	$6,315	$93,418	-	-	-	$93,418
Gross Profit from Continuing Operations	33,712	2,013	31,699	-	-	-	31,699
Operating expenses from Continuing Operations	28,755	4,017	24,738	-	-	-	24,738
Operating income from Continuing Operations	4,957	(2,004)	6,961	-	-	-	6,961
Interest expense from Continuing Operations	2,352	636	1,716	-	-	213	1,929
Other (income) expense from Continuing Operations	2,544	197	2,347	-	-	-	2,279
Pretax income (loss) from Continuing operations	61	(2,837)	2,898	-	-	(213)	2,754
Income tax benefit from Continuing Operations	(8,337)	(149)	(8,188)	-	-	(78)	(8,199)
Net Income from Continuing Operations	$8,399	$(2,688)	$11,087	-	-	$(135)	$10,952

Weighted average shares for EPS basic	6,214,303	-	6,214,303	-	-	-	6,214,303
Weighted average shares for EPS diluted	6,325,525	-	6,325,525	-	-	-	6,325,525
Net income per share from continuing operations - basic	$1.35	-	$1.78	-	-	-	$1.76
Net income per share from continuing operations - diluted	$1.33	-	$1.75	-	-	-	$1.73

Notes:

1. Included in the "as reported" for FY 15 was a US tax benefit of $9.5 million resulting from the worthless stock deduction to be claimed on the Company's FY 15 US tax return. This has not been reflected in the discontinued operations since it is a USA tax benefit and was derived from the fact that the Brazil operations were deemed to be worthless during FY 15 and not as a result of the sale. Further, this tax benefit was included in the historic financial statements for FY 15.
2. Interest expense has been included on a proforma basis to reflect the $3.4 million borrowed from the revolver in Q2 to fund the buyout, at 6.25%, as if the transaction had occurred at the beginning of the fiscal period.
3. Loss on sale of $1.381 million is after including a reclassification of $1.2 million from other comprehensive income to loss from discontinued operations. The reclassification adjustment had no impact on shareholder equity and thus shareholder equity has increased by $48,000 as a result of the sale before other proforma adjustments. This has not been reflected in the proforma statement since the proforma statement shows only income from continuing operations. There will be small rounding differences between the P&L and Balance Sheet proformas.
4. Gain on extinguishment of arbitration debt was $224,000 pretax. A proforma tax impact of $82,000 was included. This has not been reflected in the proforma statement of income since the proforma statement of income shows only income from continuing operations.
5. There are contingent "bonus payments" of $150,000 after 12 months and $100,000 after 24 months from the closing date to be paid if the buyer has not declared bankruptcy or reorganization. Such payments have not been reflected herein due to the contingent nature of these payments.

PRO FORMA CONDENSED STATEMENT OF INCOME (to reflect sale of Brazil ) (unaudited)
Q1 FY 16 ($ 000) (except for share and per share data)

	as reported - restated for discontinued operations (1)(5)	to reflect loss on sale (3)	gain on extinguishment of arbitration award debt (4)	pro forma interest on arbitration buyout (2)	Pro forma statement of Income (5)
Net Sales from Continuing Operations	$24,819	-	-	-	$24,819
Gross Profit from Continuing Operations	9,279	-	-	-	9,279
Operating expenses from Continuing Operations	6,059	-	-	-	6,059
Operating income from Continuing Operations	3,220	-	-	-	3,220
Interest expense from Continuing Operations	183	-	-	53	236
Other (income) expense from Continuing Operations	15	-	-	-	15
Pretax income (loss) from Continuing operations	3,052	-	-	(53)	2,999
Income tax expense (benefit) from Continuing Operations	892	-	-	(19)	873
Net Income from Continuing Operations	$2,160	-	-	$(34)	$2,126

Weighted average shares for EPS basic	7,062,144	-	-	-	7,062,144
Weighted average shares for EPS diluted	7,235,385	-	-	-	7,235,385
Net income per share from continuing operations - basic	$0.31	-	-	-	$0.30
Net income per share from continuing operations - diluted	$0.30	-	-	-	$0.29

Notes:

1. Included in the "as reported" for FY 15 was a US tax benefit of $9.5 million resulting from the worthless stock deduction to be claimed on the Company's FY 15 US tax return. This has not been reflected in the discontinued operations since it is a USA tax benefit and was derived from the fact that the Brazil operations were deemed to be worthless during FY 15 and not as a result of the sale. Further, this tax benefit was included in the historic financial statements for FY 15.
2. Interest expense has been included on a proforma basis to reflect the $3.4 million borrowed from the revolver in Q2 to fund the buyout, at 6.25%, as if the transaction had occurred at the beginning of the fiscal period.
3. Loss on sale of $1.381 million is after including a reclassification of $1.2 million from other comprehensive income to loss from discontinued operations. The reclassification adjustment had no impact on shareholder equity and thus shareholder equity has increased by $48,000 as a result of the sale before other proforma adjustments. This has not been reflected in the proforma statement since the proforma statement shows only income from continuing operations.
4. Gain on extinguishment of arbitration debt was $224,000 pretax. A proforma tax impact of $82,000 was included. This has not been reflected in the proforma statement since the proforma statement shows only income from continuing operations.
5. There are contingent "bonus payments" of $150,000 after 12 months and $100,000 after 24 months from the closing date to be paid if the buyer has not declared bankruptcy or reorganization. Such payments have not been reflected herein due to the contingent nature of these payments.